EXHIBIT 4.575

EXECUTION VERSION

Confirmation and Amendment Agreement

dated 7 November 2012

between

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.à r.l.

SIG COMBIBLOC GROUP AG

SIG ALLCAP AG

SIG COMBIBLOC (SCHWEIZ) AG

SIG TECHNOLOGY AG

SIG COMBIBLOC PROCUREMENT AG

SIG SCHWEIZERISCHE INDUSTRIE-GESELLSCHAFT AG

(collectively the “Confirming Grantors”)

and

THE BANK OF NEW YORK MELLON

acting as Collateral Agent under the First Lien Intercreditor Agreement (as defined below)

for itself and for the benefit and for the account of the Secured Parties

(the “Collateral Agent”)

relating to

the Swiss law security documents as listed and described in Schedule 1 hereto respectively entered into by the Confirming Grantors and the Collateral Agent acting for itself and for the benefit and for the account of the Secured Parties in connection with the

Loan Documents.

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.

BOREL & BARBEY

Geneva

THIS CONFIRMATION AND AMENDMENT AGREEMENT is entered into as of the Effective Date (as defined in Clause 2 below) and entered into BETWEEN:

(1)	Beverage Packaging Holdings (Luxembourg) III S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg and having its registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered in the Luxembourg register of commerce and companies under file number B 128135, having a share capital of EUR 404,969,325;

(2)	SIG Combibloc Group AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.004.149-2;

(3)	SIG allCap AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Industrieplatz, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.013.656-7;

(4)	SIG Combibloc (Schweiz) AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-020.3.021.306-8;

(5)	SIG Technology AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-160.3.002.649-1;

(6)	SIG Combibloc Procurement AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.016.591-1;

(7)	SIG Schweizerische Industrie-Gesellschaft AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.003.796-7;

(the entities under (1) to (7) collectively, the “Confirming Grantors”; the entities under (2) to (7), collectively, the “Swiss Confirming Grantors”), on the one part;

and

(8)	The Bank of New York Mellon, having its business address at 101 Barclay Street, 4E, New York, N.Y. 10286, The United States of America, acting under the First Lien Intercreditor Agreement (as defined below) as Collateral Agent for itself and for the benefit and for the account of the Secured Parties (as defined in the applicable Security Documents) (the “Collateral Agent”), on the other part.

RECITALS

(A)	Pursuant to a credit agreement (the “Credit Agreement”) dated November 5, 2009 made between, inter alios, Reynolds Group Holdings Inc. (“RGHI”), Reynolds Consumer Products Holdings LLC (formerly Reynolds Consumer Products Holdings Inc.), SIG Euro Holding AG & Co. KG aA, Closure Systems International Holdings Inc., Closure Systems International B.V., Pactiv LLC (formerly Pactiv Corporation), SIG Austria Holding GmbH, Beverage Packaging Holdings (Luxembourg) III S.à r.l., Evergreen Packaging Inc. and Reynolds Consumer Products Inc. as borrowers (the “Borrowers”), Reynolds Group Holdings Limited, certain Confirming Grantors as current guarantors, the lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Administrative Agent”), as amended by Amendment No. 1 dated as of January 21, 2010, as further amended by an Amendment No. 2 and Incremental Term Loan Assumption Agreement dated as of May 4, 2010 (the “Amendment No. 2”), as further amended by an Amendment No. 3 and Incremental Term Loan Assumption Agreement dated as of September 30, 2010 (the “Amendment No. 3”), as further amended and restated by an Amendment No. 4 and Incremental Term Loan Assumption Agreement dated as of February 9, 2011 (the “Amendment No. 4”), as further amended by an Amendment No. 5 dated as of March 11, 2011 (the “Amendment No. 5”), as further amended and restated by an Amendment No. 6 and Incremental Term Loan Assumption Agreement dated as of August 9, 2011 (the “Amendment No. 6”), and as further amended and restated by an Amendment No. 7 and Incremental Term Loan Assumption Agreement dated as of September 28, 2012 (the “Amendment No. 7”), certain facilities were made available to certain of the Borrowers on the terms and conditions thereof.

(B)

Pursuant to a senior secured note indenture dated November 5, 2009 (the “2009 Senior Secured Note Indenture”), as supplemented by various supplemental indentures entered into on or before the date of this Agreement, among, inter alios, the Issuers (as defined therein), the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee (the “Trustee”) certain senior secured notes due 2016 were issued to certain noteholders on the terms and conditions thereof.

(C)	Pursuant to a first lien intercreditor agreement dated November 5, 2009 among The Bank of New York Mellon as collateral agent and as trustee, the Administrative Agent and, among others, the Confirming Grantors, as amended by Amendment No. 1 dated as of January 21, 2010 (which added Wilmington Trust (London) Limited as a collateral agent under the first lien intercreditor agreement) (the “First Lien Intercreditor Agreement”), The Bank of New York Mellon and, later, Wilmington Trust (London) Limited were appointed each as a Collateral Agent (as defined therein) with regard to, among other things, the acquisition, holding and enforcement of Liens on Collateral (both as defined therein).

(D)	Pursuant to a senior secured note indenture dated October 15, 2010 (the “2010 Senior Secured Note Indenture”) as supplemented by various supplemental indentures entered into on or before the date of this Agreement among, inter alios, the Issuers (as defined therein), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, certain senior secured notes due 2019 were issued to certain noteholders on the terms and conditions thereof.

(E)	Pursuant to a senior secured note indenture dated February 1, 2011 (the “February 2011 Senior Secured Note Indenture”) as supplemented by various supplemental indentures entered into on or before the date of this Agreement, among inter alios, the Issuers (as defined therein), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, certain senior secured notes due 2021 were issued to certain noteholders on the terms and conditions thereof.

(F)

Pursuant to a senior secured note indenture dated August 9, 2011 (the “August 2011 Senior Secured Note Indenture”) as supplemented by various supplemental indentures entered into on or before the date of this Agreement among, inter alios, the Issuers (as defined therein) the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, certain senior secured notes due 2019 were issued to certain noteholders on the terms and conditions thereof.

(G)	The Credit Agreement, the 2009 Senior Secured Note Indenture, the 2010 Senior Secured Note Indenture, the February 2011 Senior Secured Note Indenture, the August 2011 Senior Secured Note Indenture and the First Lien Intercreditor Agreement were supplemented several times by means of guarantor joinders to the Credit Agreement (which also provide for the accession to the First Lien Intercreditor Agreement), supplemental indentures (see also recital (B)) to the 2009 Senior Secured Note Indenture, supplemental indentures (see also recital (D)) to the 2010 Senior Secured Note Indenture, supplemental indentures (see also recital (E)) to the February 2011 Senior Secured Note Indenture and supplemental indentures (see also recital (F)) to the August 2011 Senior Secured Note Indenture.

(H)	Pursuant to the Principal Finance Documents, the Parties hereto (and, as applicable, SIG Finanz AG (see recital (O) below) and SIG Schweizerische Industrie-Gesellschaft AG (see recital (Q) below)) have entered into the Swiss law security documents as listed and described in Schedule 1 hereto (the “Security Documents”) over certain assets respectively owned by the Confirming Grantors in order to secure the performance of the Secured Obligations.

(I)	RGHI, certain of the Borrowers, the Guarantors from time to time party thereto (as defined in the Credit Agreement), the Lenders from time to time party thereto and the Administrative Agent, among others, have entered into the Amendment No. 2 relating to the Credit Agreement and pursuant to which (i) the Credit Agreement has been amended to, inter alia, increase the incremental term facilities from an amount of USD 400,000,000 to an amount of USD 1,550,000,000 and (ii) certain incremental term lenders have agreed to make available incremental term loans in an amount of USD 800,000,000 to certain of the Borrowers.

(J)	RGHI, certain of the Borrowers, the Guarantors from time to time party thereto (as defined in the Credit Agreement), the Lenders from time to time party thereto and the Administrative Agent, among others, have entered into the Amendment No. 3 relating to the Credit Agreement and pursuant to which the Credit Agreement has been amended to, inter alia, add an incremental tranche A facility of up to USD 500,000,000 and an incremental tranche D facility of up to USD 1,520,000,000.

(K)	RGHI, certain of the Borrowers, the Guarantors from time to time party thereto (as defined in the Credit Agreement), the Lenders from time to time party thereto and the Administrative Agent, among others, have entered into the Amendment No. 4 relating to the Credit Agreement and pursuant to which the Credit Agreement has been amended and restated to, inter alia, add new incremental term loans of up to USD 2,325,000,000 and EUR 250,000,000.

(L)	RGHI, certain of the Borrowers, the Guarantors from time to time party thereto (as defined in the Credit Agreement), the Lenders from time to time party thereto and the Administrative Agent, among others, have entered into the Amendment No. 5 relating to the Credit Agreement.

(M)	RGHI, certain of the Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (all as defined in the Credit Agreement), among others, have entered into the Amendment No. 6 relating to the Credit Agreement and pursuant to which the Credit Agreement was amended and restated to, inter alia, add new incremental Tranche C term loans of up to USD 2,000,000,000 (the “Second Amended and Restated Credit Agreement”).

(N)	The Confirming Grantors, among others, have entered into Swiss law-governed confirmation and amendment agreements dated May 4, 2010, November 16, 2010, February 1, 2011, February 9, 2011, March 2, 2011 and September 8, 2011, respectively (together the “Swiss Confirmation and Amendment Agreements”), pursuant to which, among other provisions, each of the Confirming Grantors (and SIG Finanz AG and SIG Schweizerische Industrie-Gesellschaft AG, as applicable) has confirmed that the obligations of the Credit Agreement as amended under the Amendment No. 2, the Amendment No. 3, the Amendment No. 4, Amendment No. 5 and the Amendment No. 6, respectively, and the obligations of the 2010 Senior Secured Note Indenture, the February 2011 Senior Secured Note Indenture and the August 2011 Senior Secured Note Indenture are also secured by the security interest created by the Security Documents to which it is a party.

(O)

Pursuant to a Swiss statutory merger between SIG Combibloc Group AG and SIG Finanz AG which became effective as of June 15, 2010 (the “Swiss Merger”), all of the rights and obligations of SIG Finanz AG have been assumed by, and transferred to, SIG Combibloc Group AG by operation of law. Therefore, all confirmations and amendments under this Agreement in respect of Security Documents originally entered into by SIG Finanz AG shall be given by SIG Combibloc Group AG, but for (i) the non-accessory Swiss receivables assignment agreement and Swiss bank account assignment agreement to which SIG Finanz AG was a party and which terminated due to the combination of the receivables / bank accounts of SIG Combibloc Group AG with the receivables / bank accounts of the former SIG Finanz AG and (ii) the accessory Swiss share pledge over the shares of SIG Finanz AG to which SIG Combibloc Group AG was a party and which terminated due to the cancellation of the shares of SIG Finanz AG, all as detailed, inter alia, in Schedule 1 hereto.

(P)	Pursuant to a share purchase and contribution agreement between SIG Combibloc Group AG and SIG allCap AG dated May 12, 2011 SIG Combibloc Group AG transferred 100% of its shares of SIG Technology AG to SIG allCap AG, which became the sole shareholder of SIG Technology AG (the “Share Transfer”). Concurrently with the Share Transfer, SIG Combibloc Group AG as original pledgor, SIG allCap AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee, entered into a release and pledge of registered shares dated May 12, 2011, pursuant to which, amongst others, the security created under the pledge of registered shares dated November 5, 2009 and originally entered into between SIG Finanz AG as pledgor (to which due to the Swiss Merger SIG Combibloc Group AG became a party) and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee, and relating to the pledge of shares of SIG Technology AG, was released and a new security over the shares of SIG Technology AG was provided by SIG allCap AG to secure the performance of the Secured Obligations (as defined below).

(Q)

Pursuant to a Swiss statutory merger between SIG Combibloc Group AG and SIG Schweizerische Industrie-Gesellschaft AG which became effective as of June 4, 2012, all of the rights and obligations of SIG Schweizerische Industrie-Gesellschaft AG have been assumed by, and transferred to, SIG Combibloc Group AG by operation of law. Therefore, all confirmations and amendments under this Agreement in respect of Security Documents originally entered into by SIG Schweizerische Industrie-Gesellschaft AG shall be given by SIG Combibloc Group AG, but for (i) the non-accessory Swiss receivables assignment agreement and Swiss bank account assignment agreement to which SIG Schweizerische Industrie-Gesellschaft AG was a party and which terminated due to the combination of the receivables / bank accounts of SIG Combibloc Group AG with the receivables / bank accounts of the former SIG Schweizerische Industrie-Gesellschaft AG and (ii) the accessory Swiss share pledge over the shares of SIG Schweizerische Industrie-Gesellschaft AG to which SIG Combibloc Group AG was a party and which terminated due to the cancellation of the shares of SIG Schweizerische Industrie-Gesellschaft AG, all as detailed, inter alia, in Schedule 1 hereto.

(R)	With effect as of June 4, 2012, SIG Reinag AG was renamed SIG Schweizerische Industrie-Gesellschaft AG.

(S)	RGHI, the Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (all as defined therein), among others, have entered into the Amendment No. 7 pursuant to which the Second Amended and Restated Credit Agreement has been amended and restated to, inter alia, make available new incremental term loans of up to USD 2,235,000,000 and EUR 300,000,000 (the “Third Amended and Restated Credit Agreement”) which have been used, together with funds otherwise available to RGHL and its subsidiaries, to prepay in full the Existing Outstanding Term Loans (as defined in the Amendment No. 7), amongst other things.

(T)	Pursuant to a senior secured note indenture dated September 28, 2012 (the “September 2012 Senior Secured Note Indenture”) entered into among, inter alios, the Issuers (as defined therein), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, certain senior secured notes due 2020 (the “September 2012 Senior Secured Notes”) were issued by the Issuers (as defined therein) to certain noteholders on the terms and conditions thereof.

(U)	On the Effective Date, the September 2012 Senior Secured Note Indenture and any Senior Secured Note Documents (as defined in the September 2012 Senior Secured Note Indenture) are each an “Additional Agreement” under the First Lien Intercreditor Agreement as a result of the designation of the obligations with respect to the September 2012 Senior Secured Note Indenture and any Senior Secured Note Documents (as defined in the September 2012 Senior Secured Note Indenture) as “Additional Obligations” under section 5.02(c) of the First Lien Intercreditor Agreement on 28 September 2012, (the “September 2012 Senior Secured Notes Designation”). Each of the Swiss Confirming Grantors has consented to the September 2012 Senior Secured Notes Designation in writing in its resolutions of the board of directors approving, inter alia, this Agreement.

In this respect, it should be noted that the definition of “Loan Documents” in each Security Document (which is defined to include the “Credit Documents” under, and as defined in, the First Lien Intercreditor Agreement) extends to any “Additional Agreement” (as defined in the First Lien Intercreditor Agreement).

(V)	Concurrently with this Agreement, the Confirming Grantors, among others, have entered into a New York law governed reaffirmation agreement dated as of the date hereof in respect of the non-Swiss law security to which, with the exception of SIG Combibloc (Schweiz) AG, each Confirming Grantor is a party and the guarantee of the Credit Agreement by each Confirming Grantor and pursuant to which, among other provisions, each of the Confirming Grantors has, to the extent applicable, (i) ratified and affirmed the Amendment No. 7 and the transactions contemplated thereby, (ii) confirmed and re-affirmed its respective guarantee of the obligations as provided in the Third Amended and Restated Credit Agreement and (iii) save in the case of SIG Combibloc (Schweiz) AG, confirmed and reaffirmed that its respective non-Swiss law security extends to the Third Amended and Restated Credit Agreement and the Additional Obligations as a result of the September 2012 Senior Secured Notes Designation.

(W)	The Confirming Grantors and the Collateral Agent (acting for itself and for the benefit and for the account of the Secured Parties) (collectively, the “Parties” and each a “Party”) have agreed to enter into this Agreement in order to ensure that the Security Documents continue to secure the Secured Obligations and extend to all obligations of the Confirming Grantors (i) under the Amendment No. 7 and the Third Amended and Restated Credit Agreement and (ii) in connection with the September 2012 Senior Secured Notes Designation.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND CONSTRUCTION

(a)	Unless defined otherwise herein, capitalized terms and expressions used herein shall have the meaning ascribed to them in the Security Documents.

(b)

The Parties agree that this Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections, indemnities and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.

(c)	For the avoidance of doubt, the Parties confirm, in respect of the Security Documents to which they are a party, that any reference in each of the Security Documents, including in this Agreement, to the term “Credit Agreement” shall be read and construed as a reference to the Credit Agreement as amended, varied, novated, supplemented, restated, superseded or extended from time to time, including pursuant to the Amendment No. 7 and the Third Amended and Restated Credit Agreement.

(d)	The Confirming Grantors and the Collateral Agent agree that in each Security Document:

“Agreed Security Principles” has the meaning it is given in the Credit Agreement, the 2009 Senior Secured Note Indenture, the 2010 Senior Secured Note Indenture, the February 2011 Senior Secured Note Indenture, the August 2011 Senior Secured Note Indenture and the September 2012 Senior Secured Note Indenture (all as defined in the Swiss Confirmation and Amendment Agreement between Beverage Packaging Holdings (Luxembourg) III S.à r.l., SIG Combibloc Group AG, SIG Combibloc (Schweiz) AG, SIG Combibloc Procurement AG, SIG allCap AG, SIG Technology AG, and SIG Schweizerische Industrie-Gesellschaft AG as Confirming Grantors and The Bank of New York Mellon as Collateral Agent dated             2012) and any other future Additional Agreement as defined in the First Lien Intercreditor Agreement and, to the extent of any inconsistency, the meaning it is given in the Credit Agreement shall prevail.

“Enforcement Event” means any “Event of Default” as defined in the Credit Agreement, the 2009 Senior Secured Note Indenture, the 2010 Senior Secured Note Indenture, the February 2011 Senior Secured Note Indenture, the August 2011 Senior Secured Note Indenture and the September 2012 Senior Secured Note Indenture (all as defined in the Swiss Confirmation and Amendment Agreement between Beverage Packaging Holdings (Luxembourg) III S.à r.l., SIG Combibloc Group AG, SIG Combibloc (Schweiz) AG, SIG Combibloc Procurement AG, SIG allCap AG, SIG Technology AG, and SIG Schweizerische Industrie-Gesellschaft AG as Confirming Grantors and The Bank of New York Mellon as Collateral Agent dated             2012) and any other future Additional Agreement as defined in the First Lien Intercreditor Agreement, as the context requires it, provided that any notice, lapse of time or other condition precedent to the occurrence of such Event of Default in the relevant instrument shall have been satisfied.

“Principal Finance Documents” means the Credit Agreement, the 2009 Senior Secured Note Indenture, the 2010 Senior Secured Note Indenture, the February 2011 Senior Secured Note Indenture, the August 2011 Senior Secured Note Indenture, and the September 2012 Senior Secured Note Indenture (all as defined in the Swiss Confirmation and Amendment Agreement between Beverage Packaging Holdings (Luxembourg) III S.à r.l., SIG Combibloc Group AG, SIG Combibloc (Schweiz) AG, SIG Combibloc Procurement AG, SIG allCap AG, SIG Technology AG, and SIG Schweizerische Industrie-Gesellschaft AG as Confirming Grantors and The Bank of New York Mellon as Collateral Agent dated             2012) and any other future Additional Agreement as defined in the First Lien Intercreditor Agreement.

(e)	The Swiss Confirming Grantors and the Collateral Agent agree that in each Security Document entered into by a Swiss Confirming Grantor:

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Loan Party and each grantor of a security interest to the Secured Parties (or any of them) under each or any of the Loan Documents including in particular, but not limited to, the Parallel Obligations together with all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Loan Documents or any other documents evidencing or securing any such liabilities provided always that the Pledgor or Assignor, as applicable, shall (A) only be liable under this Agreement or any other Loan Document (including, for the avoidance of doubt, any restructuring of the Pledgor’s or Assignor’s, as applicable, rights of set-off and/or subrogation and its duties to subordinate claims) in relation to obligations (other than obligations under the Loan Documents of (y) the Pledgor or Assignor, as applicable, (i) incurred as Borrower under the Credit Agreement, (ii) incurred as borrower under any agreement pursuant to which a Local Facility (as defined in the Credit Agreement) is made available, (iii) incurred as a party to and beneficiary under any Hedging Agreement (as defined in the Credit Agreement), (iv) owed as Cash Management Obligations, provided the Pledgor or Assignor, as applicable, is a beneficiary of the Cash Management Services causing such Cash Management Obligations (all as defined in the Credit Agreement), (v) incurred as a party to and beneficiary under any Additional Agreement or (vi) to the extent certain proceeds of the 2009 Senior Secured Note Indenture, the 2010 Senior Secured Note Indenture, the February 2011 Senior Secured Note Indenture, the August 2011 Senior Secured Note Indenture or the September 2012 Senior Secured Note Indenture have been made available to the Pledgor or Assignor, as applicable, up to such proceeds and (z) a direct or indirect subsidiary of the Pledgor or Assignor, as applicable, (the “Subsidiary”) (i) incurred as Borrower under the Credit Agreement, (ii) incurred as borrower under any agreement pursuant to which a Local Facility (as defined in the Credit Agreement) is made available, (iii) incurred as a party to and beneficiary under any Hedging Agreement (as defined in the Credit Agreement), (iv) owed as Cash Management Obligations, provided the Subsidiary is a beneficiary of the Cash Management Services causing such Cash Management Obligations (all as defined in the Credit Agreement), (v) incurred as a party to and beneficiary under any Additional Agreement or (vi) to the extent certain proceeds of the 2009 Senior Secured Note Indenture, the 2010 Senior Secured Note Indenture, the February 2011 Senior Secured Note Indenture, the August 2011 Senior Secured

Note Indenture or the September 2012 Senior Secured Note Indenture have been made available to the Subsidiary, up to such proceeds) to the extent such obligations do not constitute a repayment of capital (Einlagerueckgewaehr), a violation of the legally protected reserves (gesetzlich geschuetzte Reserven) or a payment of a (constructive) dividend prohibited by the Swiss Federal Code of Obligations by the Pledgor or Assignor, as applicable, and in the maximum amount of its profits available for the distribution of dividends at the point in time the Pledgor’s or Assignor’s, as applicable, obligations fall due (being the balance sheet profits and any free reserves made for this purpose, in each case in accordance with the relevant Swiss law); (B) pass for such payments shareholder’s resolutions for the distribution of dividends in accordance with the relevant provisions of the Swiss Federal Code of Obligations being in force at that time (currently the profits available for the distribution of dividends as described above must be determined based on an audited balance sheet and such shareholders’ resolution must be based on a report from the Pledgor’s or Assignor’s, as applicable, auditors approving the proposed distribution of dividends); and (C) deduct from such payments Swiss Anticipatory Tax (withholding tax) at the rate of 35% (or such other rate as in force from time to time) and subject to any applicable double taxation treaty and/or agreements entered into with the Swiss Federal Tax administration:

(i)	pay such deduction to the Swiss Federal Tax Administration; and

(ii)	give evidence to the respective Secured Party beneficiary or Secured Parties beneficiaries (as the case may be) of such deduction in accordance with Section 2.20 of the Credit Agreement (Taxes) and Section 4.15 of the 2009 Senior Secured Note Indenture, the 2010 Senior Secured Note Indenture, the February 2011 Senior Secured Note Indenture, the August 2011 Senior Secured Note Indenture or the September 2012 Senior Secured Note Indenture (Withholding Taxes);

(iii)	but if such a deduction is made, the Pledgor or Assignor, as applicable, shall not be obliged to gross-up pursuant to Section 2.20 of the Credit Agreement (Taxes) and Section 4.15 of the 2009 Senior Secured Note Indenture, the 2010 Senior Secured Note Indenture, the February 2011 Senior Secured Note Indenture, the August 2011 Senior Secured Note Indenture or the September 2012 Senior Secured Note Indenture (Withholding Taxes) to the extent that such gross-up would result in the aggregate amounts paid to the Secured Parties beneficiaries and the Swiss Federal Tax administration exceeding the maximum amount of its profits available for the distribution of dividends.

(f)	Beverage Packaging Holdings (Luxembourg) III S.à r.l. and the Collateral Agent agree that in the Pledge of registered shares dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l. as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG Combibloc Group AG:

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Loan Party and each grantor of a security interest to the Secured Parties (or any of them) under each or any of the Loan Documents including in particular, but not limited to, the Parallel Obligations together with all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Loan Documents or any other documents evidencing or securing any such liabilities.

2.	EFFECTIVE DATE

This Agreement is effective as of the date set forth on its front page (the “Effective Date”).

3.	CONFIRMATION – AMENDMENT

Each Party hereby confirms and agrees that any and all Obligations (as defined in the First Lien Intercreditor Agreement and thus including (i) any and all obligations under or in connection with the Amendment No. 7 and the Third Amended and Restated Credit Agreement and (ii) any and all obligations that are “Additional Obligations” as a result of the September 2012 Senior Secured Notes Designation, in each case) constitute “Secured Obligations” as set forth and defined in the Security Documents to which it is a party and that, therefore, any and all obligations under or in connection with the Amendment No. 7, the Third Amended and Restated Credit Agreement, the September 2012 Senior Secured Note Indenture and the Senior Secured Note Documents (as defined in the September 2012 Senior Secured Note Indenture), shall also be secured by the security interest created by and pursuant to the Security Documents to which it is a party.

4.	CONTINUITY

Each Party hereby confirms that, notwithstanding the effectiveness of the Amendment No. 7, the Third Amended and Restated Credit Agreement, the September 2012 Senior Secured Notes Designation, the September 2012 Senior Secured Note Indenture and the Senior Secured Note Documents (as defined in the September 2012 Senior Secured Note Indenture), and subject to Legal Reservations (as defined in the Credit Agreement), the Security Documents continue to be in full force and effect, save as amended by this Agreement, and acknowledges that the security constituted by the Security Documents continues to be in full force and effect so as to secure, on a pari passu basis, any and all Secured Obligations (as amended by this Agreement) under or in connection with the Amendment No. 7, the Third Amended and Restated Credit Agreement, the September 2012 Senior Secured Note Indenture, the Senior Secured Note Documents (as defined in the September 2012 Senior Secured Note Indenture) and the other Loan Documents.

For the avoidance of doubt, for Swiss law purposes, the Collateral Agent shall act and shall be deemed to act for the benefit and for the account of each of the Secured Parties, including the Additional Secured Parties (as defined in the First Lien Intercreditor Agreement) as a result of the September 2012 Senior Secured Notes Designation, for the purposes of this Agreement, without any prejudice to the rights and duties laid upon the Collateral Agent under the laws applicable to the Loan Documents.

5.	AMENDMENT TO JURISDICTION CLAUSE

Each Party hereby agrees that the jurisdiction clause respectively provided by the Security Documents and the Swiss Confirmation and Amendment Agreements shall be amended as follows:

“Any and all litigation to which this Agreement may give rise shall be subject to the exclusive jurisdiction of the courts of the City of Zurich, Switzerland (and if permitted to the Commercial Court of the Canton of Zurich (Handelsgericht des Kantons Zürich)), venue being Zurich 1, subject to appeal. The Parties submit to the jurisdiction of said authorities and courts.”

6.	MISCELLANEOUS

(a)	To the extent permitted under the Principal Finance Documents, this Agreement may not be modified, amended, altered or supplemented, in whole or in part, except by a written agreement signed by all the Parties.

(b)	If any provision of this Agreement is found by any competent authority to be void, invalid or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force. In this event, the Agreement shall be construed, and, if necessary, amended in a way to give effect to, or to approximate, or to achieve a result which is as close as legally possible to the result intended by the provision hereof determined to be void, illegal or unenforceable.

(c)	The rights of a Party to this Agreement shall not be prejudiced or restricted by any indulgence or forbearance extended to the other Party. A waiver to pursue any breach of contract by a Party shall not operate as a waiver of the respective right or as a waiver to claim any subsequent breach. Any provision of this Agreement may be waived only by a written statement of the waiving Party.

7.	NOTICES

(a)	Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax, hand delivery or mail.

(b)	Without prejudice to any other method of service of notices and communications provided by law, any notice or other communication to be given by one Party to another under this Agreement shall (unless one Party has by 5 days’ notice to the other Party specified another address) be given to that other Party, in the case of the Confirming Grantors and the Collateral Agent, at the respective addresses given in section (c) below and shall be effective only when received.

(c)	The addresses are the ones respectively listed in the relevant “Notices” provisions of the applicable Security Documents.

8.	FURTHER ASSURANCE

Subject to the Agreed Security Principles, the Confirming Grantors shall, at their own expense, promptly, do all acts and execute all documents that are reasonably required or requested by the Collateral Agent in connection with and for the purpose of the exercise of the rights of the Collateral Agent hereunder or under any of the Security Documents.

9.	GOVERNING LAW AND JURISDICTION

(a)	This Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland (without regard to the International Private Law provisions thereof).

(b)

Any and all litigation to which this Agreement may give rise shall be subject to the exclusive jurisdiction of the courts of the City of Zurich, Switzerland (and if permitted to the Commercial Court of the Canton of Zurich (Handelsgericht des Kantons Zürich)), venue being Zurich 1, subject to appeal. The Parties submit to the jurisdiction of said authorities and courts.

10.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

THE FOLLOWING PAGES ARE THE SIGNATURE PAGES

SIGNATURE PAGE COLLATERAL AGENT

THE BANK OF NEW YORK MELLON

as Collateral Agent for itself and for the benefit and for the account of the Secured Parties

By: /s/ Orla Forrester

Name: Orla Forrester

Title: Vice President

SIGNATURE PAGE CONFIRMING GRANTORS

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.à r.l.

By: /s/ Cindi Lefari

Name: Cindi Lefari

Title: Authorised Signatory

SIG COMBIBLOC GROUP AG

By: /s/ Cindi Lefari

Name: Cindi Lefari

Title: Attorney

SIG ALLCAP AG

By: /s/ Cindi Lefari

Name: Cindi Lefari

Title: Attorney

SIG COMBIBLOC (SCHWEIZ) AG

By: /s/ Cindi Lefari

Name: Cindi Lefari

Title: Attorney

SIG TECHNOLOGY AG

By: /s/ Cindi Lefari

Name: Cindi Lefari

Title: Attorney

SIG COMBIBLOC PROCUREMENT AG

By: /s/ Cindi Lefari

Name: Cindi Lefari

Title: Attorney

SIG SCHWEIZERISCHE INDUSTRIE-GESELLSCHAFT AG

By: /s/ Cindi Lefari

Name: Cindi Lefari

Title: Attorney

SCHEDULE 1

Security Documents

“Security Documents” means the following Swiss law governed agreements (each of the Security Documents individually a “Security Document”) between the Confirming Grantors and the Collateral Agent and each as amended and/or confirmed prior to the Effective Date:

Pledge of registered shares dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l. as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG Combibloc Group AG.

Assignment of bank accounts dated November 5, 2009 and entered into between SIG Combibloc Group AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.

Receivables assignment dated November 5, 2009 and entered into between SIG Combibloc Group AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.

Pledge of registered shares dated December 2, 2009 and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG Combibloc Procurement AG.

Pledge of registered shares dated November 5, 2009 and entered into between SIG Finanz AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG Combibloc (Schweiz) AG, to which, due to the Swiss Merger, SIG Combibloc Group AG is now a party.

Pledge of registered shares dated November 5, 2009 and entered into between SIG Finanz AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG allCap AG, to which, due to the Swiss Merger, SIG Combibloc Group AG is now a party.

Release and pledge of registered shares dated May 12, 2011 and entered into between SIG Combibloc Group AG as original pledgor, SIG allCap AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the release and pledge of shares of SIG Technology AG.

Pledge of intellectual property rights dated November 5, 2009 and entered into between SIG Finanz AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee, to which, due to the Swiss Merger, SIG Combibloc Group AG is now a party.

Pledge of registered shares dated January 29, 2010 and entered into between SIG Finanz AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG Schweizerische Industrie-Gesellschaft AG (formerly SIG Reinag AG), to which, due to the Swiss Merger, SIG Combibloc Group AG is now a party.

Assignment of bank accounts dated November 5, 2009 and entered into between SIG allCap AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.

Receivables Assignment dated November 5, 2009 and entered into between SIG allCap AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.

Assignment of bank accounts dated November 5, 2009 and entered into between SIG Combibloc (Schweiz) AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.

Receivables Assignment dated November 5, 2009 and entered into between SIG Combibloc (Schweiz) AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.

Assignment of bank accounts dated November 5, 2009 and entered into between SIG Technology AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.

Receivables Assignment dated November 5, 2009 and entered into between SIG Technology AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.

Pledge of intellectual property rights dated November 5, 2009 and entered into between SIG Technology AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee.

Assignment of bank accounts dated December 2, 2009 and entered into between SIG Combibloc Procurement AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.

Receivables Assignment dated December 2, 2009 and entered into between SIG Combibloc Procurement AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.

Receivables Assignment dated January 29, 2010 and entered into between SIG Schweizerische Industrie-Gesellschaft AG (formerly SIG Reinag AG) as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.